Exhibit 10.5

                            CHAIRMAN'S FEE AGREEMENT

         This Chairman's Fee Agreement. made as of this 31st day of December, 2003, between Eagle Bancorp, Inc., a Maryland corporation (the "Company") having its principal executive offices at 7815 Woodmont Avenue, Bethesda, Maryland 20814, and Leonard L. Abel ("Abel"), an individual maintaining an office address at 7815 Woodmont Avenue, Bethesda, Maryland 20814.

         WHEREAS, Abel's service as Chairman of the Board of Directors of the Company and member of the Board of Directors of the Company's wholly owned subsidiary, EagleBank (the "Bank") involves a more substantial commitment of time and effort, than would ordinarily be required as a member of the Board of Directors, and such service is valuable to the Company as a result of Abel's extensive business and organizational knowledge, judgment, skills, acumen, experience and expertise, particularly in connection with the conduct of the business of managing and operating banking institutions; and

         WHEREAS, the Company desires to continue to receive the benefit of Abel's service in the future, and to induce Abel to continue to serve as Chairman of the Board of Directors of the Company and a member of the Board of Directors of the Bank, in accordance with the terms and conditions of this Agreement; and

         WHEREAS, Abel desires to continue to serve in such capacities, in accordance with such terms and conditions;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Abel hereby agrees to serve as Chairman of the Board of Directors of the Company and Board member of the Bank. Notwithstanding anything to the contrary contained herein, Abel's service as a director of the Company and the Bank shall be subject to his election as such by the shareholders of the Company and the Bank, as the case may be, and Abel's service as Chairman of the Board of Directors of the Company shall be subject to his election as such by the Board of Directors of the Company, and nothing contained herein shall constitute any agreement, understanding or commitment of the Company to, nominate, appoint or elect Abel, or cause Abel to be nominated appointed or elected to the Board of Directors of the Company or the Bank. The termination of Abel's service as Chairman of the Board of Directors, whether through his failure to be reelected, declination to stand for reelection or otherwise, shall not constitute a breach by Abel of his obligations under this agreement, or give rise to a right of termination by Company, so long as Abel is a member of the Board of Directors of the Company and/or the Bank.

         2. Term. The initial term of Abel's service hereunder shall commence as of December 31, 2003 (the "Effective Date") and shall continue until December 31, 2006 (the "Initial Term"). Upon each anniversary of the commencement of the Initial Term, unless (i) this agreement is earlier terminated in accordance with the provisions of Section 6 hereof, or (ii) Abel shall have provided written notice to the other party, not less than 60 days prior to the anniversary date, of Abel's desire to terminate this Agreement upon expiration of the Initial Term or such Renewed Term, as appropriate, this Agreement shall automatically be extended for an additional period of one year (each a "Renewed Term"). For example and for illustrative purposes only, on December 31, 2004, absent termination or notice of termination as provided above, the term of this Agreement shall automatically be extended for one year, and the Renewed Term of this Agreement shall continue until December 31, 2007, and on December 31, 2005, absent termination or notice of termination as provided above, the term of this Agreement shall automatically be extended for one year, and the Renewed Term of this Agreement shall continue until December 31, 2008.

         3. Compensation. (i) As compensation for Abel's services hereunder, the Company shall pay Abel a fee of $48,000 per year (the "Compensation"). During the term of this Agreement, and following the termination of this Agreement during any period where payments hereunder are being made to Abel (or with respect to which a lump sum payment has been made to Abel), Abel shall not be entitled to receive any fees, payments or other compensation, whether in cash or otherwise, for service as a member (including as Chairman or Vice Chairman) of the Board of Directors of the Company, the Bank or other subsidiary of the Company or Bank, if any, or for service



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on any committee of the Board of Directors of the Company, the Bank or other subsidiary of the Company or Bank, if any.

         (ii) On the Effective Date of this Agreement, Abel shall be entitled to receive options to purchase six thousand (6,000) shares of the Company's Common Stock. Such options shall be immediately vested in full, shall have an exercise price equal to the fair market value of the common stock as of such date (as determined in accordance with Company's 1998 Stock Option Plan), and a term of ten years.

         (iii) During the period of the Agreement periodic increases (but not decreases) may be made by the Board of Directors of the Company on the recommendation of the Benefits Committee of the Company or comparable Bank committee serving such purpose for the Company (or if required by applicable law, regulation or rules or listing requirements of The Nasdaq Stock Market or other market or exchange on which the Company's securities trade, a committee of independent member of the Board of Directors of the Company, or the independent members of the Board of Directors of the Company). The Compensation shall be paid in equal monthly installments, or such other installments as the Company and Abel shall agree upon. Notwithstanding the foregoing, the Compensation payable by the Company hereunder in any year shall be reduced by the amount paid to Abel by the Bank (or any successor thereto).

             4. Benefits and Expenses.

         (a) Abel shall be entitled to participate in and receive all fringe benefit programs and plans, if any as are generally available to directors of the Company and the Bank.

         (b) Abel is authorized to incur reasonable expenses for conducting and promoting the business and activities of the Company and the Bank, including expenses for travel, business entertainment and similar expenses in accordance with the policies of the Company and the Bank regarding the reimbursement of expenses applicable to directors of the Company and the Bank generally, as such policies may from time to time exist.

         (c) Abel shall be entitled to the use of his current office located in the building in which the principal executive offices of the Company are located, together with such secretarial and other office support services as he may reasonably require.

         5. Outside Activities. Abel shall devote his best efforts to the performance of his duties hereunder and shall commit and make available sufficient time to provide the services reasonably required by such positions in a timely manner. However, nothing contained herein shall be construed to prohibit Abel from engaging in any other full or part-time employment, or any consulting or independent contractor arrangement or any other occupation, whether or not for remuneration, provided, however, that no such outside activity shall be in competition with the activities of the Company or the Bank, or be otherwise detrimental or adverse to the business, competitiveness, operations, or image of the Company or the Bank.

         6  Termination.

         (a) This Agreement may be terminated prior to the end of the Initial Term or any Renewed Term, as applicable, by the Company under any of the following circumstances:

         (i) Upon the death of Abel;

         (ii) Upon the inability of Abel to perform all of his duties hereunder by reason of illness, physical, mental or emotional disability or other incapacity, which inability shall continue for more than three (3) successive months or six (6) months in the aggregate during any period of twelve (12) consecutive months;

         (iii) For cause, defined as: the failure of Abel (other than for reasons described in Section 6(a)(ii)) to perform or observe and comply with any material term or provision of this Agreement; any significant misconduct on the part of Abel that is materially damaging or detrimental to the Company and the Bank, as determined by the Board of Directors of the Company, Abel not participating, in the exercise of its good faith judgment; conviction after final



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appeal of a crime involving a felony, fraud, embezzlement or the like; or any breach of fiduciary duty involving personal profit or misappropriation of the funds or property of the Company or the Bank; or

         (iv) Upon the failure of Abel to be reelected as a director of either the Company or the Bank by the respective stockholders of the Company and the Bank, except following a "Change in Control" (as defined in Section 6(b)) of the Company or the Bank.

         (b) This Agreement may be terminated prior to the end of the Initial Term or any Renewal Term, as applicable, by Abel under any of the following circumstances:

                  (i) Upon the failure of the Company and the Bank to comply with any material term or provision of this Agreement;

                  (ii) Upon the failure of Abel to be reelected or nominated for reelection as a director of the Company or the Bank, or any successor to the Bank, following a Change in Control of the Company or the Bank, and/or the voluntary resignation of Abel as a director of the Company and the Bank following a Change in Control of the Company or the Bank. For purposes hereof, a "Change in Control" shall be deemed to occur in the following circumstances: (1) upon consummation of a merger or consolidation of the Company or the Bank, or a sale of all or substantially all of the assets of the Company or the Bank following which the stockholders of the Company immediately preceding such consummation, , in the aggregate, own less than 50% of the aggregate number of votes entitled to be cast in the election of directors of the surviving entity resulting from such transaction; (2) upon any "person" (as that term is used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) or persons acting as a "group" (as that term is used for purposes of Section 13(d) of the Exchange Act) or otherwise "acting in concert" (as that term is used for purposes of the federal Change in Bank Control Act) becoming the direct or indirect "beneficial owner" (as that term is used for purposes of Section 13(d) of the Exchange Act) of 51% or more of the outstanding shares of capital stock of the Company: or (3) if individuals who are members of the Board of Directors of the Company as of the date hereof (the "Incumbent Board") cease, for any reason, to constitute at least a majority of the Board of Directors, provided that any person who becomes a member of the Board of Directors of the Company and whose nomination, election or appointment as a director was approved by at least two thirds of the directors comprising the Incumbent Board, or by a nominating committee of the Board of Directors, the membership of which was approved by at least two-thirds of the directors comprising the Incumbent Board, shall, for purposes of this subclause (3) be considered as a member of the Incumbent Board.

         (c) (i) Upon any termination of this agreement pursuant to Section 6(a)(i), 6(a)(ii), 6(a)(iv), 6(b)(i) or 6(b)(ii), Abel, or his
                  estate, shall be entitled to receive, in addition to the Compensation and any other amounts due hereunder to the date of such termination, in a lump sum or in periodic payments in accordance with the provisions hereof, at the election of Abel or his estate, an amount equal to 2.99 times the rate of Compensation in effect at the date of termination.

                  (ii) Upon any termination of this agreement pursuant to
                  Section 6(a)(iii), Abel shall be entitled to receive only the Compensation and any other amounts due hereunder to the date of such termination.

         (d) Notwithstanding anything in this Agreement to the contrary, if any of the payments provided for under this Agreement (the "Agreement Payments"), together with any other payments that Abel has the right to receive (such other payments together with the Agreement Payments are referred to as the "Total Payments"), would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Parachute Payment"), the Agreement Payments shall be reduced by the smallest amount necessary so that no portion of such Total Payments would be Parachute Payments. In the event the Company shall make an Agreement Payment to Abel or his estate that would constitute a Parachute Payment, Abel or his estate, as applicable, shall return such payment to the Company (together with interest at the rate



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                  set forth in Section 1274(b)(2)(B) of the Code). For purposes of determining whether and the extent to which the Total Payments constitute Parachute Payments, no portion of the Total Payments the receipt of which Abel has effectively waived in writing shall be taken into account.

         7. Notice. Each notice, demand, request, consent, report, approval or communication ("Notice") which is or may be required to be given under this Agreement by any party to any other party shall be in writing and given by telex, telecopy, personal delivery, receipted delivery service, or by certified mail, return receipt requested, prepaid and properly addressed to tile party to be served at the addresses first set forth above. Notices shall be effective on the date sent via telex or telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed. Each party may designate, by Notice in writing to the other party, a new address to which any Notice may thereafter be given, delivered or sent.

         8. Action of the Company. Every decision, determination, agreement or other action required to be taken by the Company, and every Notice which may or is required to be given to the Company, shall be taken by or given to, the Board of Directors of the Company, or such individual member or committee of members as the Board of Directors may designate in writing.

         9. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

         10. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, but the rights and obligations of Abel are personal and may not be assigned or delegated without the Company's prior written consent.

         11. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to tile subject matter hereof. It may not be changed orally, but only by an agreement in writing executed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. Not in limitation of the foregoing, this Agreement, supersedes and replaces that Consulting Agreement dated as of January 1, 2001 between the Company and Abel, which is hereby terminated.

         12. Applicable Law. This Agreement and all covenants contained herein, shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Maryland. In the event any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof.

         13. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

         14. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                    Eagle Bancorp, Inc.


                                                    By:
                                                       -------------------------
                                                       Ronald D. Paul, President

                                                    Leonard L. Abel

                                                    -------------------------



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